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                                                            EXHIBIT NO. 99.1(e)

                             MFS SERIES TRUST XIII

                          CERTIFICATION OF AMENDMENT
                          TO THE DECLARATION OF TRUST

                            TERMINATION OF CLASSES

   Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated as of December 16, 2004, as amended (the "Declaration"), of MFS Series Trust XIII (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that class 529A, 529B and 529C shares of MFS Government Securities Fund, a series of the Trust, have been terminated.

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   IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of March 30, 2007, and further certify, as provided by the provisions of
Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

ROBERT E. BUTLER                       ROBERT J. MANNING
-------------------------------------  ---------------------------------------
Robert E. Butler                       Robert J. Manning
804 W. Park Avenue                     13 Rockyledge Road
State College PA 16803                 Swampscott MA 01907

LAWRENCE H. COHN                       LAWRENCE T. PERERA
-------------------------------------  ---------------------------------------
Lawrence H. Cohn                       Lawrence T. Perera
45 Singletree Road                     18 Marlborough Street
Chestnut Hill MA 02467                 Boston MA 02116

DAVID H. GUNNING                       ROBERT C. POZEN
-------------------------------------  ---------------------------------------
David H. Gunning                       Robert C. Pozen
2571 N. Park Blvd.                     9 Arlington Street
Cleveland Heights OH 44106             Boston MA 02116

WILLIAM R. GUTOW                       J. DALE SHERRATT
-------------------------------------  ---------------------------------------
William R. Gutow                       J. Dale Sherratt
3 Rue Dulac                            86 Farm Road
Dallas TX 75230                        Sherborn MA 01770

MICHAEL HEGARTY                        LAURIE J. THOMSEN
-------------------------------------  ---------------------------------------
Michael Hegarty                        Laurie J. Thomsen
177 Old Briarcliff Road                235 Nashawtuc Road
Briarcliff Manor NY 10510              Concord MA 01742

J. ATWOOD IVES                         ROBERT W. UEK
-------------------------------------  ---------------------------------------
J. Atwood Ives                         Robert W. Uek
17 West Cedar Street                   536 Tierra Mar Lane
Boston MA 02108                        Naples FL 34108